EXHIBIT 10.10

                                 PROMISSORY NOTE

Principal Amount:  $1,000,200.00                Date of Note:  February 18, 2004

                               Initial Rate: 5.5%

PROMISE TO PAY. Schoolpop, Inc., a Delaware corporation (herein referred to as "Borrower"), promises to pay to the order of Robert Scellato (herein referred to as "Lender") the principal sum of One Million Two Hundred and 00/100 Dollars ($1,000,200.00), together with interest on the unpaid outstanding principal balance. Interest shall be calculated from the date hereof until repayment of the amount due under this Note.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on February 18, 2005. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning March 18, 2004, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis, that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender address of 4730 North 500 West, Bargersville, Indiana 46106 or such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Wall Street Journal (the "Index"). Lender may designate a suitable index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. The Index is currently 4.0% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of
1.500 percentage point over the Index, resulting in an initial rate of 5.5% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may prepay this Note in full or in part at any time without penalty. All payments received from Borrower by Lender shall be applied first to interest to the extent then accrued and then to principal. Interest not paid when due shall bear like interest as the principal.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at his option, may, if permitted under applicable law, increase the variable rate on this Note to 6.000 percentage points over the Index. This interest rate will not exceed the maximum rate permitted by applicable law.

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DEFAULT. Each of the following shall constitute an event of default ("Event of
Default") under this Note:

         Payment Default. Borrower fails to make any payment when due under this Note.

         Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or any of the related.

         Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform its obligations under this Note or any other related documents.

         False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

         Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other methods, by any creditor of Borrower or by any governmental agency, against any collateral securing the loan. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in any amount determined by Lender, in his sole discretion, as being an adequate reserve or bond for the dispute.

         Events Affecting Guarantor. Any of the proceeding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

         Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

         Insecurity. Lender in good faith believes itself insecure.

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LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance of this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower waive the right to any jury trial in any action, proceeding or counterclaim brought by either Borrower or Lender against the other.

GOVERNING LAW. This Note shall be construed and enforced in accordance with the laws of the State of Delaware and shall be binding on the heirs, personal representatives, successors and assigns of the parties hereto.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Johnson County, State of Indiana.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by that certain Security Agreement of even date hereof securing accounts, equipment, inventory chattel paper and general intangibles of Borrower.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Upon any changes in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties also agree that the Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

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         IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note, under seal, as of the 18th day of February, 2004.


                             SCHOOLPOP, INC., a Delaware corporation


                             By: /s/ Paul Robinson
                                 ------------------------------------------
                                 Paul Robinson, Its Chief Executive Officer

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                            ENDORSEMENT AND GUARANTY



         FOR VALUE RECEIVED, the undersigned, irrespective of the genuineness, validity, regularity or enforceability of this Note, hereby indorses this Note and unconditionally guarantees to any Lender full payment of the indebtedness evidenced by this Note when due by acceleration or otherwise and all other sums due hereunder; and agrees to all the terms and conditions of this Note. In addition, the undersigned hereby consents that from time to time, without notice to the undersigned and without affecting any liability of the undersigned, (a) any collateral for payment of this Note may be exchanged, released, surrendered, sold (by foreclosure or otherwise) applied or otherwise dealt with at the election of the Lender, subject to the terms and conditions of that certain Security Agreement by the undersigned in favor of Lender of even date herewith and (b) any time for payment under this Note may be extended or accelerated in whole or in part, and this Note may be renewed in whole or in part. The undersigned waives presentment, notice of dishonor and protest.


                                      /s/ Paul Robinson
                                      ---------------------------------------
                                      PAUL ROBINSON


                                      /s/ G.P. Micheal Freeman
                                      ---------------------------------------
                                      G.P. MICHEAL FREEMAN


                                      /s/ Stephen Avalone
                                      ---------------------------------------
                                      STEPHEN AVALONE

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